                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement   [ ] Confidential, for Use of the Commission
                                    Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
                              FEDDERS CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

  (1) Title of each class of securities to which transaction applies:
   _

  (2) Aggregate number of securities to which transaction applies:
   _

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
       (Set forth the amount on which the filing fee is calculated and state how it was determined):
   _

  (4) Proposed maximum aggregate value of transaction:
   _

  (5) Total fee paid:
   _

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
   _

  (2) Form, Schedule or Registration Statement No.:
   _

  (3) Filing Party:
   _

  (4) Date Filed:
   _

                              FEDDERS CORPORATION
                           WESTGATE CORPORATE CENTER
                             505 MARTINSVILLE ROAD
                        LIBERTY CORNER, NEW JERSEY 07938
                                 (908) 604-8686

                                                               November 22, 2000

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of the Company to be held at 10:30 a.m. on December 19, 2000.

     At the meeting you will be asked to elect directors and ratify the appointment of independent auditors.

     It is important that your shares be represented at the meeting, whether or not you are personally able to be present. If your shares are held in the name of your broker or a nominee, they can vote your preferences for you. The Board strongly recommends that you vote, or instruct your broker or nominee to vote, FOR approval of both proposals. Please sign, date and return your proxy as soon as possible. If you do attend and wish to vote in person, your proxy can be revoked at your request. Your prompt response in immediately returning the enclosed proxy card will be appreciated. If you prefer, you may cast your vote toll-free by telephone or online over the Internet. Simply follow the instructions contained on the enclosed proxy card.

     Enclosed are the Notice of Meeting, Proxy Statement and proxy card.

Sincerely,

             SALVATORE GIORDANO                              SAL GIORDANO, JR.
           Chairman of the Board                             Vice Chairman and
                                                          Chief Executive Officer

                              FEDDERS CORPORATION
                        LIBERTY CORNER, NEW JERSEY 07938
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 19, 2000
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fedders Corporation (the "Company") will be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ 07060 on Tuesday, December 19, 2000 at 10:30 a.m. for the following purposes:

          1. To elect nine (9) directors to hold office until the next annual meeting of stockholders and until each such director's successor shall have been elected and shall have qualified; and

          2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

                                          By order of the Board of Directors

                                          KENT E. HANSEN
                                          Secretary

Dated: November 22, 2000
       Liberty Corner, New Jersey

     IMPORTANT: THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES. IF YOU PREFER, YOU MAY CAST YOUR VOTE TOLL-FREE BY TELEPHONE OR ONLINE OVER THE INTERNET. SIMPLY FOLLOW THE INSTRUCTIONS CONTAINED ON THE ENCLOSED PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Proxy Statement.............................................     1
Proposal No. 1 -- Election of Directors.....................     3
  Meetings of the Board of Directors and Certain
     Committees.............................................     4
Security Ownership of Directors and Executive Officers......     5
Section 16(a) Beneficial Ownership Reporting Compliance.....     6
Principal Stockholders......................................     7
Executive Compensation......................................     7
  Summary Compensation Table................................     7
  Options/SAR Grant Table...................................     8
  Aggregated Option/SAR Exercises and Fiscal Year-End
     Option/SAR Value Table.................................     9
  Audit Committee Report....................................     9
  Compensation Committee Interlocks and Insider
     Participation..........................................    10
  Board Compensation Committee Report.......................    10
  Performance Graph.........................................    11
Proposal No. 2 -- Ratify Independent Auditors...............    12
Stockholder Proposals -- Next Annual Meeting................    12
Cost of Solicitation........................................    12

                              FEDDERS CORPORATION
                           WESTGATE CORPORATE CENTER
                             505 MARTINSVILLE ROAD
                        LIBERTY CORNER, NEW JERSEY 07938
                                 (908) 604-8686
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Fedders Corporation ("Fedders" or the "Company") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, December 19, 2000, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. It is intended that this Proxy Statement and the proxies solicited hereby be mailed to stockholders on November 22, 2000. A stockholder who shall sign and return a proxy in the form enclosed with this Proxy Statement has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company to such effect or by delivering to the Company an executed proxy bearing a later date. As an added convenience to stockholders, you may cast your vote toll-free by telephone or online over the Internet. Simply follow the instructions contained on the enclosed proxy card. Any stockholder who has given a proxy may still attend the Annual Meeting, revoke his or her proxy, and vote in person.

     The Company's Annual Report to Stockholders for the period from September 1, 1999 to August 31, 2000 (the "Fiscal Year"), including financial statements, has been enclosed with this Proxy Statement.

     At the Annual Meeting, holders of shares of the Company's Common Stock and Class B Stock will be asked to (i) elect nine current directors to hold office until the next annual meeting of stockholders and until each such director's successor shall have been elected and qualified; and (ii) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending August 31, 2001.

     The close of business on October 20, 2000 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of such date, 15,567,459 shares of Common Stock and 2,266,406 shares of Class B Stock of the Company were outstanding and entitled to be voted at the Annual Meeting. The holders of Class B Stock are entitled to ten votes per share in any election of directors if more than 15% of the shares of Common Stock outstanding on the record date are owned beneficially by a person or a group of persons acting in concert, or if a nomination for the Board of Directors is made by a person or a group of persons acting in concert (other than the Board) provided such nomination is not made by one or more of the holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date. The Board of Directors is not presently aware of any circumstance that would give holders of Class B Stock the right to ten votes per share in the election of directors at the Annual Meeting.

     Under the terms of the Company's Certificate of Incorporation, approval of Proposal No. 1 for the election of directors, requires a plurality of the votes of the shares of Common Stock and Class B Stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting, provided that such shares constitute a quorum. Approval of Proposal No. 2 for the ratification of the appointment of the Company's independent auditors requires the affirmative vote of a majority of the shares of Common Stock and Class B Stock voting together as a single class.

     The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of (i) the election of directors; and (ii) ratifying the appointment of Deloitte & Touche LLP as the Company's independent auditors for the ensuing fiscal year. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

     The shares represented by a proxy which is timely returned and marked "Abstain" as to any matter as well as broker non-votes will be considered present at the Annual Meeting and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for quorum purposes, will not be considered a part of the voting power present with respect to any proposal which is abstained from or to which the broker non-vote relates.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The nominees for election as directors are Messrs. Salvatore Giordano, Sal Giordano, Jr., William J. Brennan, David C. Chang, Joseph Giordano, C. A. Keen, Howard S. Modlin, S. A. Muscarnera, and Anthony E. Puleo. Set forth opposite the name of each director/nominee is his age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and other business directorships held by the nominee or director. The Company is not presently aware of any circumstance which would prevent any nominee from fulfilling his duties as a director of the Company.

NOMINEES

                                                                                              DIRECTOR
                NAME                               PRINCIPAL OCCUPATION AND AGE                SINCE
                ----                               ----------------------------               --------
Salvatore Giordano...................  Chairman of the Board of the Company(1)(2); 90           1945
Sal Giordano, Jr. ...................  Vice Chairman and Chief Executive Officer of the
                                       Company(1)(2); 62                                        1965
William J. Brennan...................  Financial Consultant(3); 72                              1980
David C. Chang.......................  President, Polytechnic University(4), 59                 1998
Joseph Giordano......................  Retired(1)(5); 67                                        1961
C. A. Keen...........................  Retired(6); 75                                           1996
Howard S. Modlin.....................  President, Weisman Celler Spett & Modlin, P.C. (7);
                                       69                                                       1977
S. A. Muscarnera.....................  Retired(1)(8); 60                                        1982
Anthony E. Puleo.....................  President, Puleo Tree Co.(9); 65                         1994

---------------
(1) Messrs. Sal Giordano, Jr. and Joseph Giordano are sons, and Mr. Muscarnera is the nephew, of Mr. Salvatore Giordano.

(2) Messrs. Salvatore Giordano and Sal Giordano, Jr. have been associated in executive capacities with the Company for more than five years. Mr. Salvatore Giordano is Chairman of the Executive Committee. Mr. Sal Giordano, Jr. is Chairman of the Nominating Committee and a member of the Executive Committee.

(3) Principal occupation during the past five years. Mr. Brennan served as a director of the Company from 1980 to 1987, and was again elected a director in 1989. He has been a financial consultant since 1988. Mr. Brennan is Chairman of the Finance Committee and a member of the Audit and Compensation Committees.

(4) Principal occupation during last five years. Prior to that, Dr. Chang was Dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang is a member of the Finance and Nominating Committees.

(5) Mr. Giordano was a Senior Vice President of the Company until his retirement on August 31, 1992, and President of NYCOR, Inc. until its merger into the Company on August 13, 1996. Mr. Giordano is a member of the Executive and Finance Committees.

(6) Mr. Keen was a Vice President of the Company for more than 20 years until his retirement in August 1992, with responsibilities in a number of areas during that time, including marketing, treasury and international sales and sourcing. He was also a director of NYCOR, Inc. until its merger into the Company on August 13, 1996. Mr. Keen is a member of the Compensation and Nominating Committees.

(7) Principal occupation during the past five years. The law firm of Weisman, Celler Spett & Modlin, P.C. renders legal services to the Company from time to time. Mr. Modlin is also a director of General DataComm Industries, Inc. and Trans-Lux Corporation. Mr. Modlin is Chairman of the Compensation Committee and a member of the Executive and Audit Committees.

(8) Mr. Muscarnera was Senior Vice President and Secretary of the Company prior to his retirement on August 31, 1996. Mr. Muscarnera served in various capacities with the Company for over 39 years, including human resources and legal. Mr. Muscarnera is a member of the Audit and Finance Committees.

(9) Principal occupation during the past two and one half years. Puleo Tree Co. is an importer of Christmas items. Prior to that Mr. Puleo was President of Boulderwood Corporation. Mr. Puleo is a member of the Compensation and Nominating Committees.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the Fiscal Year, the Board of Directors of the Company held eight
(8) meetings. All of the present directors attended 75% or more of such meetings and of meetings of committees of which they were members. Directors who are not employees receive an annual fee of $48,000, payable one-half in cash and one-half in shares of the Company's Class A Stock.

     The Board has five standing committees. Committee memberships are indicated in the preceding biographical information.

     The Audit Committee consists of four directors, none of whom is an employee of the Company. The Audit Committee reviews significant matters relating to the audit and internal controls of the Company, reviews the results of audits by the Company's independent auditors, reviews the activities of the internal audit staff, and recommends selection of the Company's independent auditors for approval by the Board, subject to ratification by the stockholders. The Committee reviews and transmits to the Board the audited financial statements of the Company after the close of each fiscal year. The Chairman and other members of the Audit Committee receive a fee of $1,000 and $500, respectively, for each meeting they attend. During the Fiscal Year, the Audit Committee held eight (8) meetings.

     The Compensation Committee consists of four directors and develops compensation plans for the executive officers of the Company, subject to the approval of the full Board. During the Fiscal Year, the Compensation Committee held two (2) meetings.

     The Executive Committee consists of four directors and has the authority to act on most matters concerning the Company during intervals between Board meetings. During the Fiscal Year, the Executive Committee held one (1) meeting.

     The Finance Committee consists of four directors. This Committee reviews the Company's financial policies, keeps informed of its operations and financial condition, including requirements for funds, advises the Board concerning sources and disposition of Company funds, evaluates investment programs, and reviews the Company's continuing financial arrangements and methods of external financing. During the Fiscal Year, the Finance Committee held three (3) meetings.

     The Nominating Committee consists of four directors, three of whom are non-employee directors. The Committee reviews possible director candidates and makes recommendations to the Board concerning nominees to serve on the Board. The Nominating Committee did not meet during the Fiscal Year.

       SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF FEDDERS

     As of October 20, 2000, each director of the Company and each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" and all directors and executive officers of the Company as a group, owned beneficially the number of shares of the Company's equity securities set forth in the following table. Shares subject to acquisition within 60 days pursuant to stock options are shown separately. Unless otherwise indicated, the owners listed have sole voting and investment power. The Company's Class A Stock has no voting rights except as provided under Delaware Law.

                                                                               SHARES
                                                           AMOUNT AND        SUBJECT TO
                                                           NATURE OF         ACQUISITION     PERCENT
                                                           BENEFICIAL          WITHIN       OF CLASS
TITLE OF CLASS     NAME OF INDIVIDUAL OR PERSONS IN GROUP  OWNERSHIP         60 DAYS(10)    OWNED(11)
--------------     --------------------------------------  ----------        -----------   -----------
Common Stock       Salvatore Giordano..................        1,100(1)              0     Less than 1%
                   Sal Giordano, Jr. ..................        1,100(1)              0     Less than 1%
                   William J. Brennan..................        5,000                 0     Less than 1%
                   Joseph Giordano.....................       13,910(1)              0     Less than 1%
                   C. A. Keen..........................        2,000                 0     Less than 1%
                   Howard S. Modlin....................      256,800(2)              0            1.65%
                   Clarence R. Moll....................       61,400(3)              0     Less than 1%
                   S. A. Muscarnera....................       55,000                 0     Less than 1%
                   Anthony E. Puleo....................        2,000                 0     Less than 1%
                   Robert L. Laurent, Jr. .............       20,000                 0     Less than 1%
                   All directors and executive officers      421,236                 0             2.7%
                     as a group........................
Class A Stock      Salvatore Giordano..................    1,435,259(4)(5)           0            9.14%
                   Sal Giordano, Jr. ..................    1,602,594(4)(6)     180,000           11.22%
                   William J. Brennan..................       59,385            22,500     Less than 1%
                   David Chang.........................        9,908                 0     Less than 1%
                   Joseph Giordano.....................    1,022,102(4)(7)     122,500            7.23%
                   C. A. Keen..........................      112,951            15,000     Less than 1%
                   Howard S. Modlin....................      385,710(8)         31,875            2.65%
                   Clarence R. Moll....................       82,877            15,000     Less than 1%
                   S. A. Muscarnera....................      124,602            85,000            1.33%
                   Anthony E. Puleo....................       22,385            15,000     Less than 1%
                   Michael B. Etter....................            0            10,000     Less than 1%
                   Kent E. Hansen......................       25,593            20,000     Less than 1%
                   Robert L. Laurent, Jr. .............      302,482            90,000            2.48%
                   All directors and executive officers    4,209,187           768,144            30.2%
                     as a group........................
Class B Stock(11)  Salvatore Giordano..................    2,262,566(9)              0            99.8%
                   Sal Giordano, Jr. ..................    2,262,566(9)              0            99.8%
                   Joseph Giordano.....................    2,262,566(9)              0            99.8%
                   All directors and executive officers    2,262,566                 0            99.8%
                     as a group........................
                   Ownership of Common, Class A and Class  6,892,989           768,144           22.32%
                     B Stock, combined, by all directors
                     and executive officers as a group...

---------------
 (1) The amount shown includes 1,100 shares which are held by a corporation in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders and share voting and investment power over such shares.

 (2) Includes 3,100 shares owned by members of Mr. Modlin's family, as to which Mr. Modlin disclaims beneficial ownership.

 (3) Includes 15,000 shares owned by Dr. Moll's wife, as to which Dr. Moll disclaims beneficial ownership.

 (4) Includes 543,309 shares which are held by corporations in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders, and share voting and investment power over such shares.

 (5) Includes 204,292 shares held of record by Mr. Giordano's wife, and 78,861 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership.

 (6) Includes 18,119 shares held of record by Mr. Giordano's wife, 206,904 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership, and 71,630 shares held by Mr. Giordano in trust as trustee for himself.

 (7) Includes 71,630 shares held by Mr. Giordano in trust as trustee for himself and 143,974 shares held by Mr. Giordano in trust for his grandchildren.

 (8) Includes 2,713 shares owned by members of Mr. Modlin's family, as to which Mr. Modlin disclaims beneficial ownership.

 (9) Shares are owned by Giordano Holding Corporation, as to which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

(10) The amounts shown are the number of shares held under options exercisable within 60 days.

(11) Class B Stock is convertible into Common Stock at any time on a share-for-share basis. In the event that the individuals named as owning Class B Stock converted their shares into Common Stock, less than 5% of the class would remain outstanding, and pursuant to the terms of the Company's charter, all remaining Class B Stock and all outstanding Class A Stock would automatically be converted into Common Stock. If such conversion took place, and the named individuals exercised all of the options indicated, such individuals and the group would beneficially own the following number of shares constituting the indicated percentage of Common Stock outstanding: Mr. Salvatore Giordano, 3,698,925 shares constituting 11.02%; Mr. Sal Giordano, Jr., 4,046,260 shares constituting 11.99%; Mr. Joseph Giordano, 3,421,078 shares constituting 10.16%; and all directors and executive officers as a group 7,661,133 shares constituting 22.32%. The share totals for Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano include 2,806,975 shares which are held by corporations in which they are officers, directors and stockholders and share voting and investment power over such shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each of the executive officers of the Company received an option to purchase shares of the Company's Class A Stock in December 1999. The grant of these options was timely reported by each executive officer who was otherwise required to file a Beneficial Ownership Report under Section 16 before the end of the fiscal year ended August 31, 2000. Because of an administrative oversight, Forms 5 were not filed on behalf of the other executive officers in respect of these option grants and in the case of three executive officers, a second option grant from June 2000, until November 2000. One outside director failed to report his annual stipend of Class A Stock until November. Based solely on a review of information provided to the Company, all other persons subject to these reporting requirements filed the required reports on a timely basis for the Fiscal Year.

                       PRINCIPAL STOCKHOLDERS OF FEDDERS

     The following table sets forth information at October 20, 2000 with respect to the beneficial ownership of the Company's voting securities by all persons known by the Company to own more than 5% of the Company's outstanding voting securities. Unless otherwise indicated, the owners listed have sole voting and investment power.

                                             AMOUNT
                    NAME AND ADDRESS      BENEFICIALLY   PERCENT
TITLE OF CLASS   OF BENEFICIAL OWNER(1)      OWNED       OF CLASS
--------------  ------------------------  ------------   --------
Class B Stock   Salvatore Giordano         2,262,566      99.82%
                Joseph Giordano and
                Sal Giordano, Jr.
                c/o Fedders Corporation
                Liberty Corner, NJ 07938

---------------
(1) See footnotes (9) and (11) to the previous table for more detailed information with respect to the security ownership of the named individuals.

                             EXECUTIVE COMPENSATION

     The following information is furnished as to all cash compensation paid by the Company and its subsidiaries during the Fiscal Year to each of the five highest paid executive officers of the Company whose aggregate direct compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                        ANNUAL COMPENSATION              AWARDS
                                     --------------------------   --------------------
                (a)                   (b)       (c)       (d)        (f)         (g)           (i)
                ---                   ---       ---       ---        ---         ---           ---
                                                                  RESTRICTED                ALL OTHER
                                     FISCAL   SALARY     BONUS      STOCK      OPTIONS   COMPENSATION(1)
NAME AND PRINCIPAL POSITION           YEAR      ($)       ($)       AWARDS       (#)           ($)
---------------------------          ------   -------   -------   ----------   -------   ----------------
Salvatore Giordano.................   2000    533,154   577,860      --        120,000        74,994
  Chairman of the Board of
  Directors                           1999    522,701   536,130      --          --           44,010
                                      1998    522,701   378,660      --          --           28,324

Sal Giordano, Jr. .................   2000    591,345   577,860      --        120,000       610,027
  Vice Chairman and                   1999    579,750   536,130      --          --          689,770
  Chief Executive Officer             1998    579,750   378,660   1,764,000      --          543,165

Michael B. Etter...................   2000    217,000   127,553      --        130,000        15,097
  President and Chief Operating
  Officer                             1999    166,667    67,016      --          --            6,424
                                      1998    150,000    35,550      --         10,000         6,424

Kent E. Hansen.....................   2000    192,676   108,349      --         80,000        22,994
  Executive Vice President and        1999    185,509   100,524      --          --           18,836
  Secretary                           1998    185,503    47,333      --          --            8,372

Robert L. Laurent, Jr. ............   2000    255,000   288,930      --         60,000        30,759
  Executive Vice President,           1999    250,000   268,065      --          --           17,010
  Acquisitions and Alliances          1998    250,000   189,330      --          --           14,001

---------------
(1) Includes the Company contribution to savings and investment retirement plans up to the 3% offered to all employees of the Company and the dollar value of the benefit of premiums paid for split-dollar life insurance policies projected on an actuarial basis which cost is recovered by the Company from the proceeds of such policies (Mr. Sal Giordano, Jr. $13,759; Mr. Robert L. Laurent, Jr. $1,038; Mr. Kent E. Hansen, $1,342; and Mr. Michael Etter $233).

OPTIONS/SAR GRANTS TABLE

     The following table sets forth information concerning the grant of stock options and/or stock appreciation rights (SARs) during the Fiscal Year to the individual executive officers named in the Summary Compensation Table.

     The table shows the number of options granted to each named executive officer, the number of options granted as a percentage of options granted to all employees during the Fiscal Year, the exercise price of each option, the expiration date for each option, and a presentation of the potential realizable value for each option assuming annual rates of stock appreciation of 5% and 10% over each option term.

                      OPTIONS/SAR GRANTS LAST FISCAL YEAR

                                                                                     POTENTIAL
                                                                                REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL
                                                                                   RATES OF STOCK
                                                                                 PRICE APPRECIATION
INDIVIDUAL GRANTS                                                                 FOR OPTION TERM
----------------------------------------------------------------------------    --------------------
                                           % OF
                                          TOTAL
                                         OPTIONS
                                        GRANTED TO    EXERCISE
                             OPTIONS    EMPLOYEES     OR BASE
                             GRANTED    IN FISCAL      PRICE      EXPIRATION
NAME                           (#)         YEAR       ($/ SH)        DATE        5% ($)     10% ($)
----                         -------    ----------    --------    ----------    --------    --------
Salvatore Giordano.........  120,000       9.2%        $4.94       12/21/04     $756,197    $954,227

Sal Giordano, Jr. .........  120,000       9.2%         4.94       12/21/04      756,197     954,227

Michael B. Etter...........   80,000       6.1%         4.94       12/21/04      504,131     636,151
                              50,000       3.8%         4.81        6/27/05      306,946     387,328

Kent E. Hansen.............   55,000       4.2%         4.94       12/21/04      346,590     437,354
                             25,000..      1.9%         4.81        6/27/05      153,473     193,664

Robert L. Laurent, Jr......   60,000       4.6%         4.94       12/21/04      378,098     477,114

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     The following table sets forth the number of shares exercised during the Fiscal Year, the value realized upon exercise, the number of unexercised options at the end of the Fiscal Year and the value of unexercised in-the-money options at the end of the Fiscal Year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                             VALUE OF
                                                                            NUMBER OF       UNEXERCISED
                                                                           UNEXERCISED     IN-THE-MONEY
                                                                           OPTIONS AT       OPTIONS AT
                                                                           FY-END (#)       FY-END ($)
                                             SHARES                       -------------    -------------
                                          ACQUIRED ON        VALUE        EXERCISABLE/     EXERCISABLE/
NAME                                      EXERCISE (#)    REALIZED ($)    UNEXERCISABLE    UNEXERCISABLE
----                                      ------------    ------------    -------------    -------------
Salvatore Giordano......................         --              --         E     --          E    --
                                                                            U120,000          U    --
Sal Giordano, Jr........................    139,066         127,619         E180,000          E26,250
                                                                            U120,000          U    --
Michael Etter...........................         --              --         E 10,000          E   625
                                                                            U130,000          U    --
Kent E. Hansen..........................         --              --         E 20,000          E 1,250
                                                                            U 80,000          U    --
Robert L. Laurent, Jr...................     25,000          42,500         E 90,000          E13,125
                                                                            U 60,000          U    --

  REPORT OF AUDIT COMMITTEE

     The Audit Committee is comprised of four directors who are not officers or employees of the Company (Clarence R. Moll, William J. Brennan, Howard S. Modlin and S.A. Muscarnera). The Audit Committee has reviewed and discussed the audited financial statements for the Fiscal Year with management of the Company. The Audit Committee has discussed with the Company's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (the Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented from time-to-time. The Audit Committee has reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented from time-to-time, and has discussed with the independent auditors of the Company the independent auditor's independence and based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Fiscal Year be included in the Company's Annual Report on Form 10-K for the Fiscal Year for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          AUDIT COMMITTEE
                                          CLARENCE R. MOLL -- Chairman
                                          WILLIAM J. BRENNAN
                                          HOWARD S. MODLIN
                                          S. A. MUSCARNERA

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of four directors who are not officers or employees of the Company (Howard S. Modlin, William J. Brennan, C.A. Keen and Anthony E. Puleo). The Committee submitted a plan to the Company's Board of Directors (the "Board") for the Fiscal Year which was approved by the Board on December 21, 1999.

  REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In determining the total compensation package for the chief executive officer and all other executive officers for the Fiscal Year, the Committee considered several factors including: the performance of the Company; the individual contribution of each executive officer; the need to attract and retain highly qualified executives necessary to build long-term stockholder value; and the need to link a portion of each executive officer's long-term capital accumulation to the growth in the market value of the Company's stock. Executive compensation was broken down into three major components (i) cash compensation, (ii) incentive bonuses, and (iii) stock options. Salvatore Giordano and Sal Giordano, Jr. have employment contracts with the Company.

     Cash compensation for the Fiscal Year is shown on the Summary Compensation Table. For the Fiscal Year, the Committee recommended and the Board adopted the same plan as the last fiscal year which applied percentages against consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company minus $1,000,000 and, with respect to certain officers, against EBITDA of the operations for which they are responsible and certain additional goals. Mr. Laurent may also receive incentive compensation based upon successful completion of acquisitions during the Fiscal Year. The awards under the plan are based heavily upon the performance of the Company. The amount of the awards for the Fiscal Year range from 0.19% to 1.00% of EBITDA. With respect to the individuals named in the Summary Compensation Table, the following percentages of EBITDA or potential bonus amount were designated: Mr. Salvatore Giordano 1.00%; Mr. Sal Giordano, Jr. 1.00%; Mr. Robert L. Laurent, Jr. 0.5%, Mr. Michael
B. Etter, $122,400 based upon EBITDA and sales of certain operating companies and Mr. Kent E. Hansen 0.1875%.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE
                                          HOWARD S. MODLIN -- Chairman
                                          WILLIAM J. BRENNAN
                                          C. A. KEEN
                                          ANTHONY E. PULEO

  EMPLOYMENT CONTRACTS

     SALVATORE GIORDANO. Mr. Salvatore Giordano has an Employment Agreement with the Company, which became effective on March 23, 1993. The material provisions of the Agreement include: (1) an annual base salary of at least $232,000, payable in equal semi-monthly installments and (2) annual participation in all compensatory plans and arrangements of the Company no less favorable than the fiscal year 1993 plans. The Agreement has a stated expiration date of March 23, 2003, but the term of the Agreement automatically extends and has a remaining term of ten years from any point in time, until the term is finally fixed at a period of ten years from an intervening event, as provided in the Agreement, such as permanent disability or death.

     SAL GIORDANO, JR. Mr. Giordano has an Employment Agreement with the Company which expires on September 30, 2003. The material provisions of the Agreement include: (1) an annual base salary of at least $579,750, which is reviewable annually and subject to increase and (2) eligibility to receive an annual bonus of not less than 1% of the Company's earnings before income taxes, plus net interest expense and depreciation and amortization (EBITDA) in excess of $1 million.

  PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock with returns on the New York Stock Exchange Composite Index, and stocks included in the "Home Appliance" category by The Value Line Investment Survey.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                           AMONG FEDDERS CORPORATION,
                NYSE COMPOSITE INDEX, AND HOME APPLIANCE STOCKS

[GRAPH]

                                                         FEDDERS                CUSTOMER SELECTED
                                                       CORPORATION                 STOCK LIST               NYSE MARKET INDEX
                                                       -----------              -----------------           -----------------
1995                                                        100                         100                         100
1996                                                      99.35                      109.44                      117.76
1997                                                     112.62                      127.85                      159.96
1998                                                       93.7                      144.81                      155.22
1999                                                     120.97                      202.46                      215.91
2000                                                      98.69                      131.15                       241.5

                   ASSUMES $100 INVESTED ON SEPTEMBER 1, 1995
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDED AUGUST 31, 2000.

      PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Pursuant to the recommendations of its Audit Committee, the Board of Directors selected the firm of BDO Seidman, LLP ("BDO") independent auditors, to audit the consolidated financial statements of the Company for the year ended August 31, 2000. The Company's stockholders ratified that selection at their Annual Meeting on December 21, 1999. On June 20, 2000, the Company engaged Deloitte & Touche LLP ("D&T") as its independent auditors, replacing BDO as independent auditors. The Company's Board of Directors approved the decision to change independent auditors upon the recommendation of its Audit Committee. The reports of BDO on the Company's financial statements for the years ended August 31, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the last two fiscal years, the Company has not had any disagreement with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would require disclosure in this Proxy Statement. There have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). At the Company's request, BDO furnished a letter addressed to the Securities and Exchange Commission as required by Item 304 (a) of Regulation S-K. A copy of such letter was attached to the Company's report to the Commission on Form 8-K, dated June 14, 2000 and incorporated herein in its entirety by reference.

     The Company engaged D&T as its new independent auditors as of June 20, 2000. D&T has served as the Company's independent auditors for the balance of the Fiscal Year.

     On recommendation of the Audit Committee, the Board of Directors appointed the firm of D&T, independent auditors, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending August 31, 2001, subject to ratification by the Company's stockholders at the Annual Meeting. D&T does not have any direct financial interest in the Company.

     Representatives of D&T are expected to be at the Annual Meeting and will be available to respond to any appropriate questions by stockholders and may make a statement, if they so choose.

                  STOCKHOLDER PROPOSALS -- NEXT ANNUAL MEETING

     If any stockholder desires to submit a proposal for action at the next regular annual meeting, it must be received by the Company, P.O. Box 813, Liberty Corner, NJ 07938 on or before July 25, 2001.

                              COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Company. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation may be made by the Company's regular employees. Solicitations will be made by mail and may also be made by telegram, telephone and in person.

                                          By order of the Board of Directors

                                          KENT E. HANSEN
                                          Secretary

Dated: November 22, 2000
       Liberty Corner, New Jersey

                                 DIRECTIONS TO

                              SOMERSET HILLS HOTEL
                            200 LIBERTY CORNER ROAD
                                WARREN, NJ 07060
                                 (908) 647-6700

     The Somerset Hills Hotel is located directly north of Interstate 78 at Exit
33. Newark International Airport is less than 35 minutes away, and New York City is within an hour's commute. The Bernardsville and Lyons railroad stations are conveniently located approximately seven minutes from the Hotel.

                         [Map for Somerset Hills Hotel]

                                     PROXY

                              FEDDERS CORPORATION

                Annual Meeting of Stockholders-December 19, 2000

                 Solicited on behalf of the Board of Directors

The undersigned stockholder of FEDDERS CORPORATION (the"Company") hereby constitutes and appoints SALVATORE GIGORDANO, SAL GIGORDANO, JR and KENT E. HANSEN, and each of them, the attorneys and proxies of the undersigned, with fulL power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of the Company, to be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, on December 19, 2000 at 10:30 a.m. and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if personally present, on the items as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends a vote in favor of Proposals 1 and 2.

A majorty of said attorneys and proxies, or their substitutes, as said meeting or any adjournment thereof (or, if only one, that one) may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is, or would be entitled to vote, heretofore given to any persons, other than the persons named above, is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated November 22, 2000.

|-----------|                                                |------------|
|SEE REVERSE|   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   | SEE REVERSE|
|  SIDE     |                                                |    SIDE    |
|-----------|                                                |----------- |

                     Please mark, date, sign and mail your
                      proxy card back as soon as possible.


                         Annual Meeting of Stockholders
                              FEDDERS CORPORATION

                               December 19, 2000







               | Please Detach and Mail in the Envelope Provided |


A /X/ Please mark your                                                 -
      votes as in the                                                  -
      example                                                          -


           Unless you specify, the Proxy will be voted FOR Proposals 1 and 2
                    Directors recommend a vote FOR Proposals 1 and 2
                                WITHELD
                                FROM ALL
                   For ALL      NOMINEES
                   NOMINEES


                   |      |   |          | Nominees:
1.Election of      |      |   |          |  Salvatore Giordano. Sal Giordano Jr.
  Directors for                             William J. Brennan David C. Chang
  a term of                                 Joseph Giordano. C.A. Keen.
  one year                                  Howard S.Modlin. SA.Muscarnera.
                                            Anthony E. Puleo
|  | _____________________________________
     For all nominees except as note above

                                       FOR     AGAINST   ABSTAIN
2.Ratification of the appointment of   |  |      |  |     |   |
  Deloitte & Touche LLP as the
  Company's independent auditors

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   |  |


Signature __________ Date: _____, 2000 Signature: __________ Date: ______, 2000
NOTE: If a signer is a corporation, sign in full corporate name by a duly authorized officer. Attorneys, executors administrators, trustees or guardians should sign full name and mark as such.